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                                                                     Exhibit 5.1


                           [REED SMITH LLP LETTERHEAD]


                                           December 14, 2001




Carey Institutional Properties Incorporated
50 Rockefeller Center
New York, NY 10020

Ladies and Gentlemen:

      We have acted as counsel to Carey Institutional Properties Incorporated, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the registration of up to 6,428,104 shares of the Company's common stock, par value $.001 per share (the "Shares"), and up to $43,000,000 in face amount of 4%, two-year promissory notes (the "Notes") pursuant to the terms of the Agreement and Plan of Merger dated as of December 14, 2001 (the "Merger Agreement") between the Company and Corporate Property Associates 10 Incorporated ("CPA:10"), which provides for the merger of CPA:10 with and into the Company, with the Company surviving the merger (the "Merger").

      For purposes of this opinion letter, we have examined copies of the following documents:

      1.    The Registration Statement, including the exhibits thereto.

      2.    The Merger Agreement.

      3. The form of Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Notes will be issued in accordance with the Merger Agreement.

      4.    The Articles of Incorporation of the Company (the "Articles") .

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Carey Institutional Properties Incorporated
December 14, 2001
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      5.    The Bylaws of the Company.

      6. Resolutions of the Board of Directors of the Company and of the Special Committee of the Board of Directors of the Company relating to the Merger and the issuance of the Shares and the Notes.

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares and the Notes will not be issued in violation of the ownership limits contained in the Company's Articles. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      This opinion letter is based as to matters of law on the provisions of the Maryland General Corporation Law and, as applicable, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the terms "Maryland General Corporation Law" and "Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland" include the applicable statutory provisions contained therein and all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

      Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) effectiveness of the Merger pursuant to Maryland law and (iii) issuance of the Shares and the Notes in accordance with the Merger Agreement:

      1.    The Shares will be validly issued, fully paid and nonassessable.

      2. The Indenture will be duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms.

      3. The Notes, when duly authenticated by the Trustee, will be duly authorized, executed, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

      The enforcement of any obligation on which we are opining may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
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Carey Institutional Properties Incorporated                           REED SMITH
December 14, 2001
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      This opinion letter has been prepared for your use in connection with the
Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933.

                                           Very truly yours,

                                           /s/ Reed Smith LLP

                                           REED SMITH LLP

SCR/RGD//CEE